Exhibit 99.5

STOCK ORDER FORM – SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term ‘‘associate’’ of a person means: (1) any corporation or organization, other than Equitable Financial MHC, Equitable Financial Corp., Equitable Bank or a majority-owned subsidiary of Equitable Bank, of which the person is a senior officer, partner or 10% beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Equitable Financial MHC, Equitable Financial Corp., or Equitable Bank. Acting in concert – The term ‘‘acting in concert’’ means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (‘‘other party’’) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the sole discretion to determine whether prospective purchasers are ‘‘associates’’ or ‘‘acting in concert’’. Persons having the same address, and persons exercising subscription rights through qualifying accounts registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Please see the Prospectus section entitled ‘‘The Conversion and Offering – Additional Limitations on Common Stock Purchases’’ for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Equitable Financial Corp., this Stock Order Form may not be modified or canceled without Equitable Financial Corp.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $300,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and Reorganization and the Prospectus dated , 2015. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Reserve Bank of Kansas City at ( ) - . I further certify that, before subscribing for shares of the common stock of Equitable Financial Corp., I received the Prospectus dated , 2015, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Equitable Financial Corp. in the ‘‘Risk Factors’’ section, beginning on page . Risks include, but are not limited to the following: 1. Our loan portfolio has greater risk than the portfolios of many savings institutions, due to the substantial amount of our commercial loans, which generally carry greater credit risk than loans secured by owner-occupied one- to four-family residential real estate. 2. Our loan portfolio has greater risk than the portfolios of many savings institutions, due to the substantial amount of our agricultural loans, which generally carry greater credit risk than loans secured by owner-occupied one- to four-family residential real estate. 3. Changing interest rates may have a negative effect on our results of operations. 4. We have a high concentration of loans secured by real estate in Nebraska, which makes our business highly susceptible to downturns in the state economy and could adversely affect our financial condition and results of operations. 5. Our business may be adversely affected by credit risk associated with residential property. 6. A portion of our one- to four-family residential real estate loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio. 7. If our nonperforming assets increase, our earnings will be adversely affected. 8. If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected. 9. Our inability to achieve profitability on de novo branches may negatively affect our earnings. 10. We may not be able to successfully execute whole-bank or branch acquisitions, which could cause our business and future growth prospects to suffer. 11. We operate in a highly regulated environment and we are subject to supervision, examination and enforcement action by various bank regulatory agencies. 12. We recently became subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares. 13. New regulations could restrict our ability to originate loans. 14. A continuation or worsening of economic conditions could adversely affect our financial condition and results of operations. 15. Strong competition within our market areas may limit our growth and profitability. 16. Our small size makes it more difficult for us to compete. 17. We depend on our management team to implement our business strategy and execute successful operations. 18. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may adversely affect our performance. 19. Financial reform legislation is expected to increase our costs of operations. 20. Changes in accounting policies or in accounting standards could materially affect how we report our financial condition and results of operations. 21. The need to account for certain assets at estimated fair value may adversely affect our results of operations. 22. Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks. 23. Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings. 24. Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses. 25. We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors. 26. The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering. 27. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance. 28. Our new stock-based benefit plans will increase our expenses and reduce our income. 29. The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans. 30. We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than twelve months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within twelve months, which would further increase our costs. 31. Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock. 32. Various factors may make takeover attempts more difficult to achieve. 33. A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans. 34. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock. 35. You may not revoke your decision to purchase our common stock in the subscription or community offerings after you send us your order. 36. The distribution of subscription rights could have adverse income tax consequences. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See Front of Stock Order Form

STOCK ORDER FORM – SIDE 2 (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term ‘‘associate’’ of a person means: (1) any corporation or organization, other than Equitable Financial MHC, Equitable Financial Corp., Equitable Bank or a majority-owned subsidiary of Equitable Bank, of which the person is a senior officer, partner or 10% beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Equitable Financial MHC, Equitable Financial Corp., or Equitable Bank. Acting in concert – The term ‘‘acting in concert’’ means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (‘‘other party’’) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the Board of Directors. We have the sole discretion to determine whether prospective purchasers are ‘‘associates’’ or ‘‘acting in concert’’. Persons having the same address, and persons exercising subscription rights through qualifying accounts registered at the same address, will be deemed to be acting in concert unless we determine otherwise. Please see the Prospectus section entitled ‘‘The Conversion and Offering – Additional Limitations on Common Stock Purchases’’ for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Equitable Financial Corp., this Stock Order Form may not be modified or canceled without Equitable Financial Corp.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $300,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the Plan of Conversion and Reorganization and the Prospectus dated , 2015. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Reserve Bank of Kansas City at ( ) - . I further certify that, before subscribing for shares of the common stock of Equitable Financial Corp., I received the Prospectus dated , 2015, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Equitable Financial Corp. in the ‘‘Risk Factors’’ section, beginning on page . Risks include, but are not limited to the following: 1. Our loan portfolio has greater risk than the portfolios of many savings institutions, due to the substantial amount of our commercial loans, which generally carry greater credit risk than loans secured by owner-occupied one- to four-family residential real estate. 2. Our loan portfolio has greater risk than the portfolios of many savings institutions, due to the substantial amount of our agricultural loans, which generally carry greater credit risk than loans secured by owner-occupied one- to four-family residential real estate. 3. Changing interest rates may have a negative effect on our results of operations. 4. We have a high concentration of loans secured by real estate in Nebraska, which makes our business highly susceptible to downturns in the state economy and could adversely affect our financial condition and results of operations. 5. Our business may be adversely affected by credit risk associated with residential property. 6. A portion of our one- to four-family residential real estate loans is comprised of non-owner occupied properties which increases the credit risk on this portion of our loan portfolio. 7. If our nonperforming assets increase, our earnings will be adversely affected. 8. If our allowance for loan losses is not sufficient to cover actual loan losses, our results of operations would be negatively affected. 9. Our inability to achieve profitability on de novo branches may negatively affect our earnings. 10. We may not be able to successfully execute whole-bank or branch acquisitions, which could cause our business and future growth prospects to suffer. 11. We operate in a highly regulated environment and we are subject to supervision, examination and enforcement action by various bank regulatory agencies. 12. We recently became subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares. 13. New regulations could restrict our ability to originate loans. 14. A continuation or worsening of economic conditions could adversely affect our financial condition and results of operations. 15. Strong competition within our market areas may limit our growth and profitability. 16. Our small size makes it more difficult for us to compete. 17. We depend on our management team to implement our business strategy and execute successful operations. 18. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may adversely affect our performance. 19. Financial reform legislation is expected to increase our costs of operations. 20. Changes in accounting policies or in accounting standards could materially affect how we report our financial condition and results of operations. 21. The need to account for certain assets at estimated fair value may adversely affect our results of operations. 22. Because the nature of the financial services business involves a high volume of transactions, we face significant operational risks. 23. Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings. 24. Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses. 25. We are an emerging growth company within the meaning of the Securities Act, and if we decide to take advantage of certain exemptions from reporting requirements that are available to emerging growth companies, our common stock could be less attractive to investors. 26. The future price of the shares of common stock may be less than the $8.00 purchase price per share in the offering. 27. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance. 28. Our new stock-based benefit plans will increase our expenses and reduce our income. 29. The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans. 30. We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than twelve months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within twelve months, which would further increase our costs. 31. Our return on equity may be low following the stock offering. This could negatively affect the trading price of our shares of common stock. 32. Various factors may make takeover attempts more difficult to achieve. 33. A significant percentage of our common stock will be held or controlled by our directors and executive officers and benefit plans. 34. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock. 35. You may not revoke your decision to purchase our common stock in the subscription or community offerings after you send us your order. 36. The distribution of subscription rights could have adverse income tax consequences. By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See Front of Stock Order Form

EQUITABLE FINANCIAL CORP.

STOCK INFORMATION CENTER: 1-(      )       -

STOCK ORDER FORM INSTRUCTIONS — SIDE 1

Sections (1) and (2) — Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum allowable purchase by a person, entity or group of persons through a single account is 37,500 shares ($300,000). Further, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 37,500 shares ($300,000) in all categories of the offering combined. Current Equitable Financial Corp. stockholders are subject to these purchase limitations and overall ownership limitations. Please see the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) — Method of Payment — Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable directly to Equitable Financial Corp. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at       % per annum from the date payment is processed until the offering is completed, at which time a subscriber will be issued a check for interest earned. Please do not remit cash, an Equitable Bank line of credit check, wire transfers or third party checks for this purchase.

Section (4) — Method of Payment — Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Equitable Bank deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you — the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate. The interest will remain in the accounts when the designated withdrawal is made, at the completion of the offering. There will be no early withdrawal penalty for withdrawal from an Equitable Bank certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from an Equitable Bank IRA or other retirement account. For guidance on using retirement funds, whether held at Equitable Bank or elsewhere, please contact the Stock Information Center as soon as possible — preferably at least two weeks before the         , 2015 offering deadline. See the Prospectus section entitled “The Conversion and Offering — Procedure for Purchasing Shares  — Using Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) — Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked one of these boxes, please list all Equitable Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription Offering. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription.

Section (6) — Management. Check the box if you are an Equitable Financial MHC, Equitable Financial Corp., or Equitable Bank director, officer or employee, or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Section (7) — Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) — Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) — Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

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EQUITABLE FINANCIAL CORP.

STOCK INFORMATION CENTER: 1-(      )       -

STOCK ORDER FORM INSTRUCTIONS — SIDE 2

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials — use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually — Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank at the close of business on September 30, 2013, March 31, 2015 or               , 2015.

Buying Stock Jointly — To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank at the close of business on September 30, 2013, March 31, 2015 or                     , 2015.

Joint Tenants — Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common — May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor — Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank at the close of business on September 30, 2013, March 31, 2015 or                   , 2015.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NE Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NE (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership — On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank at the close of business on September 30, 2013, March 31, 2015 or                 , 2015.

Buying Stock in a Trust/Fiduciary Capacity — Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at Equitable Bank at the close of business on September 30, 2013, March 31, 2015 or                     , 2015.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) — Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at Equitable Bank at the close of business on September 30, 2013, March 31, 2015 or                 , 2015.

Section (10) — Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 1:00 p.m., Central Time, on                   , 2015. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on the front of the Stock Order Form, by hand-delivery to Equitable Bank’s main office located at 113 North Locust Street, Grand Island, Nebraska. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other Equitable Bank branch offices. Please do not mail Stock Order Forms to Equitable Bank. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(      )       -        , from 9:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is closed on bank holidays.